Exhibit 10.1

Separation Agreement and General Release

This Agreement is made by and between ArQule, Inc., a Delaware corporation, with its principal place of business at 19 Presidential Way, Woburn, MA 01801 (the “Company”) and Louise Mawhinney (“Employee”). In consideration of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                       Separation of Employment. Employee hereby resigns her employment with the Company effective as of a date no later than Friday, October 13, 2006 (“Separation Date”), provided, however, that if Employee obtains other employment prior to October 13, 2006, Employee may resign and shorten the Separation Date to such earlier date as Employee shall notify the Company in writing, and provided further that if the Company hires a new Chief Financial Officer prior to October 13, 2006, the Company may shorten the Separation Date to such earlier date as the Company shall notify Employee in writing. However, in no event shall the Separation Date be later than October 13, 2006. In addition, Employee shall resign her position as an officer of the Company effective as of the Separation Date by executing a letter in the form attached as Exhibit A.

2.                                       Severance Payment. Employee acknowledges that, as of the Separation Date, Employee will be paid in full for any and all wages, including accrued but unused vacation time. Provided that Employee first signs this Agreement and returns it to the Company, the Company will continue to pay Employee’s then-current base salary (the “Severance Payment”) for a period beginning on the Separation Date and ending on October 13, 2006 (the “Severance Period”). For example, if Separation Date is August 1, 2006 (whether by Employee’s or Company’s election), the Severance Period will run from August 1, 2006 through October 13, 2006. The Severance Payment will be paid out in substantially equal bi-weekly installments and will be subject to legally required and voluntarily authorized deductions. Employee specifically acknowledges that the Severance Payment and the employment period afforded Employee under this Agreement exceed any legal payment obligation of the Company and provide valid consideration for the General Release contained in this Agreement.

3.                                       Insurance and Other Benefits. Unless otherwise provided for expressly in this Agreement, all benefits provided by the Company to Employee will cease as of the Separation Date.

a.                                       Group Health, Dental and Vision Coverage. A COBRA notice will issue on the Separation Date. If Employee is eligible for and elects to continue health and/or dental insurance coverage through COBRA, the Company will pay 80% of the monthly premium for such insurance, as applicable, through the Severance Period. Any continuing coverage after that date will be at Employee’s sole expense as provided by federal COBRA law. Eligibility to continue insurance coverage ceases upon the termination of any period allowed by law and is at all times subject to the terms and conditions of the applicable plan(s).

b.                                      Life Insurance Coverage. Upon the Separation Date, Employee may apply to convert the existing group life insurance to an individual policy at Employee’s own expense.

c.                                       Retirement Plans. Employee shall be entitled to Employee’s vested benefit in the Company’s 401(k) plan as of the Separation Date, as determined by the plan provision. Service credit, salary reduction and Company contribution shall cease as of the Separation Date.

d.                                      Disability Insurance. Disability insurance coverage will cease as of the Separation Date, and there is no right of individual conversion.

e.                                       Vacation Pay. Employee will receive full payment for all accrued but unused vacation as of the Separation Date. Accrual of vacation time shall cease as of the Separation Date.

f.                                         Unemployment. The Company shall not contest Employee’s claim, if any, for unemployment insurance benefits, it being understood and agreed that Employee’s entitlement to unemployment insurance benefits shall be determined solely by the Massachusetts Division of Unemployment Assistance.

g.                                      Stock, Options, Payments. Whatever Employee is entitled to, if anything, by way of Company stock, restricted stock, stock options or repayment of salary deductions for fractional shares purchased shall be governed by the terms of those Company stock option plan(s), and for all such purposes Employee will be considered an employee of the Company until the Separation Date.

h.                                      Outplacement. The Company will provide to Employee outplacement support, as described in the materials distributed by the Company to Employee on the Separation Date.

4.                                       Return of Property. On the Separation Date, Employee shall return all property belonging to the Company, including but not limited to papers, files and documents (physical or electronic), computers, telephones, PDAs, reference guides, equipment, keys, identification cards, credit cards, software, computer access codes, disks and institutional manuals. Employee shall not retain any copies, duplicates, reproductions or excerpts thereof. In addition, Employee warrants that Employee has deleted any information belonging to the Company from any personal computer that Employee may have at home or elsewhere (other than the Company’s offices) without retaining any copies of any such information, in electronic or other format, and will permit the Company to have access to such computer on reasonable notice to confirm such deletion.

5.                                             Nondisclosure of Confidential Information. Employee acknowledges that during the course of Employee’s employment with the Company Employee has become acquainted with and/or developed confidential information belonging to the Company and its customers. Employee agrees not to use to Employee’s own advantage or to disclose, except as required by law, to any person or entity any confidential information of the Company or of any past or present customer of the Company, including but not limited to financial data or projections, customer lists, projects, economic information, systems, plans, methods, procedures, operations, techniques, know-how, trade secrets or merchandising or marketing strategies. Moreover, Employee acknowledges and affirms that Employee continues to be bound by the terms of the Employee Non-Disclosure and Inventions Agreement which Employee executed at the commencement of Employee’s employment with the Company or its subsidiary (“Employee Non-Disclosure and Inventions Agreement”), a copy of which is attached as Exhibit B, and the terms of which are incorporated herein by reference.

6.                                             Cooperation. Employee agrees and covenants as a material term of this Agreement to provide reasonable cooperation to the Company, including but not limited to, with respect to matters previously within Employee’s scope or course of employment with the Company. The Company will reimburse Employee for any time expended on behalf of the Company at the request of the Company after the Severance Period at an agreed-to per diem or per hour rate (or pro-rata share thereof) and reimburse Employee for out-of-pocket expenses related thereto. In the event that the Company determines that such expense reimbursement is or would be prohibited by law, the Company promptly shall notify Employee to such effect, and such reimbursement shall not be made to Employee.

7.                                             Current General Release. Except with respect to any rights, obligations or duties arising out of this Agreement, and in consideration of the Severance Payment and other benefits set forth in this Agreement, Employee hereby releases and discharges the Company and its officers, directors, partners, stockholders, trustees, attorneys, insurers, representatives, agents and employees, in both their individual and corporate capacities (collectively, the “Releasees”), of and from any and all complaints, charges, lawsuits or claims for relief of any kind by Employee that Employee now has or ever had against the Releasees or any one of them, whether known or unknown, arising out of any matter or thing that has happened before the signing of this Agreement, including but not limited to (i) claims for tort or contract, or relating to salary, wages, bonuses, severance, commissions, stock, and stock options, the breach of any oral or written contract or promise, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, medical, disability or other leave; (ii) claims arising out of, based on, or connected with Employee’s employment, including terms and conditions of employment, by the Company and the termination of that employment, including but not limited to claims arising under Section 806 of the Sarbanes-Oxley Act of 2002, and any other claims alleging retaliation of any nature; (iii) claims under G.L. c. 93A or in any way related to restricted stock, stock options, or vesting or exercise of the same, or for alleged securities violations; and (iv) claims for unlawful employment discrimination of any kind, including discrimination due to age, sex, disability or handicap, including failure to offer reasonable accommodations, race, color, religion, pregnancy, sexual orientation, national origin, or sexual or other unlawful harassment arising under or based on the following, all as amended: Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act (“ADA”), the Equal Pay Act of 1963, the Fair Labor Standards Act of 1938, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Family and Medical Leave Act, the

Massachusetts Fair Employment Practices Act, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Law, the Massachusetts or United States Constitution, including any right of privacy thereunder, and any other state or federal equal employment opportunity or anti-discrimination law, policy, order, regulation or guidelines affecting or relating to claims or rights of employees. It is further expressly agreed and understood by Employee that the release contained herein is a GENERAL RELEASE.

8.                                             Covenant Not to Sue. Employee represents and warrants that Employee has not filed any complaints, charges, or claims for relief against the Releasees, or any one of them, with any local, state or federal court or administrative agency, any professional or regulatory board, or any other agency or entity. Employee further warrants that Employee has not previously assigned or transferred any of the claims that are the subject of the General Release contained herein. Employee agrees and covenants not to sue or bring any claims or charges against the Releasees, or any one of them, with respect to matters subject to the General Release contained herein. Employee further agrees not to institute any claim, charge, complaint or lawsuit to challenge the validity of the General Release or the circumstances surrounding its execution. In the event that Employee institutes any action covered by this Section, that action shall be dismissed upon presentation of this Agreement and Employee shall reimburse the affected Releasees for all legal fees and expenses incurred in defending such claim and obtaining its dismissal.

9.                                             Exclusion. Nothing in this Agreement shall preclude Employee from filing a charge or complaint, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission, the Massachusetts Commission Against Discrimination or any other state anti-discrimination agency or from participating or cooperating in any investigation or proceeding conducted by any of governmental agency. In the event that a charge or complaint is filed with any administrative agency by Employee or in the event of an authorized investigation, charge or lawsuit filed by any administrative agency, Employee expressly waives and shall not accept any monetary award or damages, costs or attorneys’ fees of any sort therefrom against the Company or any of the Releasees.

10.                                       Execution of Second General Release. Employee acknowledges that her right to receive the severance payments and benefits specified in this Agreement is explicitly conditioned on her execution and delivery on the Separation Date with no revocation thereafter of a second general release in the form attached hereto as Exhibit C. By execution of this Agreement, Employee acknowledges and agrees that the severance payments and benefits specified herein are and shall be good and sufficient consideration for such second general release.

11.                                       Nonadmissions Clause. It is understood and agreed that this Agreement does not constitute any admission by the Company that any action taken with respect to Employee was unlawful or wrongful, or that such action constituted a breach of contract or violated any federal or state law, policy, rule or regulation.

12.                                       Nondisclosure of this Agreement. Except as set forth in Section 9, Employee expressly agrees that the nature and terms of this Agreement are confidential, and expressly agrees not to discuss or disclose them, or the facts and contentions contained therein, without the prior written consent of the Company, with or to any person, except to Employee’s accountant, tax advisor, attorney, immediate family, therapist or healthcare provider, if any, the Internal Revenue Service, state tax authorities, or as required by law. If Employee makes any disclosure authorized by this Section, Employee shall apprise the person or entity to whom such disclosure is made of the confidential nature of the terms and conditions of the Agreement and shall use reasonable and good faith efforts to secure the confidentiality of the information so disclosed. In particular, if Employee is compelled to disclose the terms or conditions of this Agreement in response to a subpoena or discovery request issued in litigation, Employee shall provide the Company with a copy of the subpoena or discovery request immediately following receipt by the Employee in order to provide the Company with the opportunity to seek a protective order from the appropriate court.

13.                                       Nondisparagement. Employee agrees not to disparage or make negative statements about the Company or any of the Company’s programs or products. The Company agrees to instruct all key members of the Company’s executive management team not to disparage or make negative statements about Employee, provided that nothing in this paragraph shall be construed in any way to restrict or prevent Employee or the Company from providing truthful information to, or truthful responses to requests from, their respective auditors, accountants, investment bankers, insurers, potential purchasers, successors, acquirers, or any other persons or entities as required by business necessity or for a legitimate business reason. Nothing in this Agreement shall bar Employee or the Company from providing truthful testimony in any legal proceeding, or in responding to any request from any governmental agency, or as required by law, or by court order or other legal process.

14.                                       References. Any reference request on Employee will be directed to Anthony S. Messina, or his successor as Vice President of Human Development, who will respond in accordance with Company practice with only Employee’s dates of employment and job titles and by stating that Company policy precludes the provision of any further information to the inquirer.

15.                                       Breach. Employee agrees that the consideration contained in this Agreement which flows to Employee from the Company is subject to termination, reduction, disgorgement or cancellation in the event that Employee takes any action or engages in any conduct, including failure to perform, deemed by the Company to be in violation of this Agreement. In the event that Employee institutes legal proceedings to enforce this Agreement, Employee agrees that the sole remedy available to Employee shall be enforcement of the terms of this Agreement, but that under no circumstances shall Employee be entitled to receive or collect any damages for Claims that Employee has released under this Agreement in accordance with the General Release contained in Section 7 of this Agreement.

16.                                       Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to its choice or conflict of laws rules or principles. Each of the parties irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of any United States federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement, and irrevocably agrees that all claims in respect of such action or proceedings shall be heard and determined in any such Massachusetts or United States federal court.

17.                                       Time to Consider Agreement.

a.                                       Employee acknowledges that Employee has been given the opportunity to consult an attorney of Employee’s choice before signing this Agreement.

b.                                      Employee acknowledges that Employee has been given the opportunity to review and consider this Agreement for at least twenty-one (21) days before signing it and that, if Employee has signed this Agreement in less than that time, Employee has done so voluntarily in order to obtain sooner the benefits of this Agreement.

c.                                       Employee further acknowledges that Employee may revoke this Agreement within seven (7) days of signing it, provided that this Agreement will not become effective until such seven day period has expired. To be effective, any such revocation must be in writing and delivered to the Company’s principal place of business (as set forth in the preamble to this Agreement) to the attention of Anthony S. Messina by close of business on the seventh day after signing and must expressly state Employee’s intention to revoke the Agreement. The eighth day following Employee’s execution hereof shall be deemed the “Effective Date” of this Agreement.

d.                                      The parties also agree that the release provided by Employee in this Agreement does not include claims under the ADEA arising after the date Employee signs this Agreement.

e.                                       Employee further acknowledges and agrees that the consideration Employee is to receive under this Agreement exceeds the consideration to which Employee would otherwise be entitled to upon her termination from employment with the Company.

18.                                 Representations. Employee acknowledges that in exchange for entering into this Agreement Employee has received good and valuable consideration in excess of that to which Employee would otherwise have been entitled in the absence of this Agreement. This consideration includes, but is not limited to, the Severance Payment described in Section 2 and benefits set forth in Section 3. Employee further acknowledges the sufficiency of that consideration. The Company and Employee attest that no other representations were made regarding this Agreement other than those contained herein.

19.                                 Severability. If any of the terms of this Agreement shall be held to be invalid and unenforceable, the remaining terms of this Agreement are severable and shall not be affected thereby. However, should the General Release or Covenant Not to Sue provisions of this Agreement be declared or determined by any tribunal, administrative agency or court of competent jurisdiction to be illegal or invalid, and should Employee thereupon seek to institute any claims that would have been within the scope of the General Release or Covenant Not to Sue, the Company shall be entitled to immediate repayment, and Employee shall immediately return, the Severance Payment.

20.                                 Entire Agreement. This Agreement and its Exhibits constitute the entire agreement between the parties about or relating to the Company’s obligations to Employee with respect to Employee’s terms and conditions of employment, and termination of employment, and fully supersedes any and all prior agreements or understandings between the parties other than the Employee Non-Disclosure and Inventions Agreement, referenced in Section 5 above. The terms of this Agreement are contractual in nature and not a mere recital, and they shall take effect as a sealed document. This Agreement may not be modified orally, but only by agreement in writing signed by both parties.

21.                                 Interpretation. Each party agrees that in any dispute regarding the interpretation or construction of this Agreement, no presumption shall operate in favor of or against any party by virtue of such party’s role in drafting, or not drafting, the terms and conditions set forth herein.

22.                                 Notice. Any notice under this Agreement given to Employee, shall be by certified mail, return receipt requested, to the address set forth in the preamble to this Agreement.

Any notice under this Agreement given to Company, shall be to:

Anthony S. Messina

Vice President, Human Development

ArQule, Inc.

19 Presidential Way

Woburn, MA 01801

23.                                 Counterparts. This Agreement may be executed in two or more of counterparts, each of which when executed and delivered constitutes an original of this Agreement, but all the counterparts shall together constitute one and the same agreement. No counterpart shall be effective until each party has executed at least one counterpart.

24.                                 Access to Legal Counsel. EMPLOYEE REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ ALL OF THIS AGREEMENT, THAT EMPLOYEE HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE LEGAL EFFECT OF THIS AGREEMENT AND THE ADVISABILITY OF ENTERING INTO THIS AGREEMENT AND GIVING THE GENERAL RELEASE PROVIDED FOR HEREIN, AND THAT EMPLOYEE FULLY UNDERSTANDS THE SAME. EMPLOYEE FURTHER REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT

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EMPLOYEE IS EXECUTING THIS AGREEMENT WITH THE INTENT TO GRANT THE GENERAL RELEASE SET FORTH HEREIN, WITHOUT RELIANCE UPON ANY STATEMENT OR REPRESENTATION OF THE COMPANY OR ANY REPRESENTATIVE, EMPLOYEE, DIRECTOR OR ATTORNEY OF THE COMPANY OTHER THAN AS SET FORTH HEREIN, AND THAT EMPLOYEE HAS SIGNED THIS AGREEMENT ON EMPLOYEE’S OWN BEHALF AND OF EMPLOYEE’S OWN FREE WILL.

[the remainder of this page is left blank intentionally]

IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the day and year written below.

ArQule, Inc.

By:	/s/ Anthony S. Messina
Name:	Anthony S. Messina
Title:	Vice President, Human Development
Date:	April 20, 2006

Louise Mawhinney

/s/ Louise A. Mawhinney
Date: April 21, 2006

Exhibit A

             , 2006

ArQule, Inc.

19 Presidential Way

Woburn, MA 01801

To Whom it May Concern:

This letter is to notify you that I, Louise Mawhinney, do hereby resign from all officer positions that I hold with the ArQule, Inc., effective immediately.

Very truly yours,

Louise Mawhinney

Exhibit B

(copy of Employee Non-Disclosure and Inventions Agreement)

Exhibit C

General Release and Covenant Not to Sue

This General Release and Covenant Not to Sue (“General Release”) is made by and between ArQule, Inc., a Delaware corporation, with its principal place of business at 19 Presidential Way, Woburn, MA 01801 (the “Company”) and Louise Mawhinney (“Employee”). As a condition of the payment of severance benefits identified in the Separation Agreement and General Release between the Company and Employee (the “Agreement”), and in consideration of such severance benefits, the parties agree as follows:

1.                                       General Release. Except with respect to any rights, obligations or duties arising out of the Agreement, and in consideration of the Severance Payment and other benefits set forth in the Agreement, Employee hereby releases and discharges the Company and its officers, directors, partners, stockholders, trustees, attorneys, insurers, representatives, agents and employees, in both their individual and corporate capacities (collectively, the “Releasees”), of and from any and all complaints, charges, lawsuits or claims for relief of any kind by Employee that Employee now has or ever had against the Releasees or any one of them, whether known or unknown, arising out of any matter or thing that has happened before the signing of this General Release, including but not limited to (i) claims for tort or contract, or relating to salary, wages, bonuses, severance, commissions, stock, and stock options, the breach of any oral or written contract or promise, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, medical, disability or other leave; (ii) claims arising out of, based on, or connected with Employee’s employment, including terms and conditions of employment, by the Company and the termination of that employment, including but not limited to claims arising under Section 806 of the Sarbanes-Oxley Act of 2002, and any other claims alleging retaliation of any nature; (iii) claims under G.L. c. 93A or in any way related to restricted stock, stock options, or vesting or exercise of the same, or for alleged securities violations; and (iv) claims for unlawful employment discrimination of any kind, including discrimination due to age, sex, disability or handicap, including failure to offer reasonable accommodations, race, color, religion, pregnancy, sexual orientation, national origin, or sexual or other unlawful harassment arising under or based on the following, all as amended: Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act (“ADA”), the Equal Pay Act of 1963, the Fair Labor Standards Act of 1938, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Family and Medical Leave Act, the Massachusetts Fair Employment Practices Act, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Law, the Massachusetts or United States Constitution, including any right of privacy thereunder, and any other state or federal equal employment opportunity or anti-discrimination law, policy, order, regulation or guidelines affecting or relating to claims or rights of employees. It is further expressly agreed and understood by Employee that the release contained herein is a GENERAL RELEASE.

2.                                       Covenant Not to Sue. Employee represents and warrants that Employee has not filed any complaints, charges, or claims for relief against the Releasees, or any one of them, with any local, state or federal court or administrative agency, any professional or regulatory board, or any other agency or entity. Employee further warrants that Employee has not previously assigned or transferred any of the claims that are the subject of the General Release contained herein. Employee agrees and covenants not to sue or bring any claims or charges against the Releasees, or any one of them, with respect to matters subject to the General Release contained herein. Employee further agrees not to institute any claim, charge, complaint or lawsuit to challenge the validity of the General Release or the circumstances surrounding its execution. In the event that Employee institutes any action covered by this Section, that action shall be dismissed upon presentation of this General Release and Employee shall reimburse the affected Releasees for all legal fees and expenses incurred in defending such claim and obtaining its dismissal.

3.                                       Exclusion. Nothing in this General Release shall preclude Employee from filing a charge or complaint, including a challenge to the validity of this General Release, with the Equal Employment Opportunity Commission, the Massachusetts Commission Against Discrimination or any other state anti-discrimination agency or from participating or cooperating in any investigation or proceeding conducted by any of such agencies. In the event that a charge or complaint is filed with any administrative agency by Employee or in the event of an authorized investigation, charge or lawsuit filed by any administrative agency, Employee expressly waives and shall not accept any monetary award or damages, costs or attorneys’ fees of any sort therefrom against the Company or any of the Releasees.

4.                                       Time to Consider General Release.

a.                                       Employee acknowledges that Employee has been given the opportunity to consult an attorney of Employee’s choice before signing this General Release.

b.                                      Employee acknowledges that Employee has been given the opportunity to review and consider this General Release for at least twenty-one (21) days before signing it and that, if Employee has signed this General Release in less than that time, Employee has done so voluntarily in order to obtain sooner the benefits of this General Release.

c.                                       Employee further acknowledges that Employee may revoke this General Release within seven (7) days of signing it, provided that this General Release will not become effective until such seven day period has expired. To be effective, any such revocation must be in writing and delivered to the Company’s principal place of business (as set forth in the preamble to this General Release) to the attention of Anthony S. Messina by close of business on the seventh day after signing and must expressly state Employee’s intention to revoke the General Release. The eighth day following Employee’s execution hereof shall be deemed the “Effective Date” of the General Release.

d.                                      The parties also agree that the release provided by Employee in this General Release does not include claims under the ADEA arising after the date Employee signs this General Release.

e.                                       Employee further acknowledges and agrees that the consideration Employee is to receive under the Agreement exceeds the consideration to which Employee would otherwise be entitled to upon her termination from employment with the Company and provides valid consideration for this General Release.

5.                                       Governing Law. This General Release shall be governed by the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to its choice or conflict of laws rules or principles. Each of the parties irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of any United States federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this General Release, and irrevocably agrees that all claims in respect of such action or proceedings shall be heard and determined in any such Massachusetts or United States federal court.

IN WITNESS WHEREOF, the Company and Employee have duly executed this General Release as of the day and year written below.

ArQule, Inc.

By:
Name:	Anthony S. Messina
Title:	Vice President, Human Development
Date:

Louise Mawhinney

Date: